UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 10, 2010

Date of Report (Date of earliest event reported)

 Commission File Number: 333-152242

Element92 Resources Corp.

(Exact name of registrant as specified in its charter)

 Wyoming, United States

(State or other jurisdiction of incorporation or organization)

20-8531222

(I.R.S. Employer ID Number)

2510 Warren Avenue, Cheyenne, Wyoming 82001

(Address of principal executive offices) (Zip code)

(518) 633-4777

(Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On April 26, 2010, Element92 Resources Corp. (“E92R”) announced that it had executed a sales & purchase agreement to acquire a 51% interest in Legarleon Precious Metals, Ltd. (“LPM”). Legarleon is a Hong Kong company that owns a seat on The Chinese Gold & Silver Society Exchange based in Hong Kong. On May 10, 2010, Element92 Resources Corp. and Legarleon Precious Metals, Ltd. amended the sales & purchase agreement and will acquire a 28% interest in LPM at this time.  E92R and LPM will close the remaining 23% of the original agreement scheduled for June 30, 2010. The closing of the remaining 23% is subject to approval by The Chinese Gold & Silver Society Exchange's Board. E92R has paid 1,098,000 restricted shares for the current 28% stake.

The closing of the remaining 23%, when it takes place, will be reported, by the Company, upon completion.

Item 9.01         Exhibits

Exhibit Number                                   Description

      10.12                       Amended Sale and Purchase Agreement between Element92 Resources Corp. and Legarleon Precious Metals, Ltd., for 28%% interest in Legarleon, dated May 10, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2010

ELEMENT92 RESOURCES CORP.

   /s/ Daniel S. Mckinney

Daniel S. Mckinney

President, Chief Executive Officer, Director